Exhibit 10.1
SEVENTEENTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This SEVENTEENTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of July 12, 2024, is entered into by and among the following parties:
(i)TRANSDIGM RECEIVABLES LLC, a Delaware limited liability company, as Seller;
(ii)TRANSDIGM INC., a Delaware corporation, as Servicer;
(iii)PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Purchaser Agent for its Purchaser Group and as Administrator (“PNC”); and
(iv)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a Committed Purchaser and as Purchaser Agent for its Purchaser Group.
(v)Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto and PNC Capital Markets LLC, as structuring agent, have entered into a Receivables Purchase Agreement, dated as of October 21, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.    Concurrently herewith, the parties hereto are entering into that certain Seventh Amended and Restated Fee Letter in connection herewith (the “Amended Fee Letter”).
C.    The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Rebalancing of Capital. On the date hereof, the Seller will repay a portion of the outstanding Capital in the amounts for each Purchaser specified in the flow of funds memorandum attached hereto as Exhibit B; provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to PNC on the next occurring Settlement Date. The Seller hereby requests that Wells Fargo fund an Purchase on the date hereof in an amount set forth in Exhibit B hereto. Such Purchase shall be funded by Wells Fargo on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs Wells Fargo to fund the foregoing Purchase by paying the proceeds thereof directly to PNC to the accounts and in the amounts specified in Exhibit B hereto to be applied as the foregoing repayment of PNC’s Capital (as applicable) on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from Wells Fargo for all purposes immediately upon receipt thereof by PNC. PNC shall notify Seller upon receipt of such proceeds from Wells Fargo.
SECTION 2.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to reflect the marked changes shown on Exhibit A to this Amendment.
SECTION 3.Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 4.Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:
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(a)The Administrator shall have received counterparts of this Amendment, duly executed by each of the parties hereto.
(b)The Administrator shall have received counterparts of the Amended Fee Letter duly executed by each of the parties thereto.
(c)The Administrator shall have received confirmation that the “Closing Fees” set forth in the Amended Fee Letter have been paid in accordance with the terms thereof.
(d)The Administrator shall have received such other agreements, documents, certificates, instruments and opinions listed on the closing memorandum attached as Exhibit C hereto.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
TRANSDIGM RECEIVABLES LLC,
as Seller

By:	/s/ Liza A. Sabol
Name:	Liza A. Sabol
Title:	Treasurer

TRANSDIGM INC.,
as Initial Servicer

By:	/s/ Liza A. Sabol
Name:	Liza A. Sabol
Title:	Treasurer

Seventeenth Amendment to the
        Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser, as a Purchaser Agent and as Administrator

By:	/s/ Brian Stanley
Name:	Brian Stanley
Title:	Senior Vice President

Seventeenth Amendment to the
        Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Executive Director

Seventeenth Amendment to the
        Receivables Purchase Agreement

Exhibit A
[See Attached]

    Exhibit A-1

Exhibit B
Funds Flow Memorandum
[See Attached]
    Exhibit B

Exhibit C

Closing Memorandum
[See Attached]

    Exhibit C